SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: February 22, 2006
(Date of earliest event reported)

IMPART MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors Appointment of Principal Officers.

Effective February 22, 2006, Ron Elgin was elected to our board of directors. Mr. Elgin will fill a vacancy on our board of directors that was created upon our recent increase from five (5) to six (6) in the number of directors that may constitute our board of directors.

The biographical information of Mr. Elgin required by this Item is set forth below.

Ron Elgin
Mr. Elgin has served on our board of directors since February 2006. Since 1994, he has served as the Chief Executive Officer and President of DDB Seattle, Inc., a division of DDB Worldwide Communications Group, Inc. (“DDB Worldwide”), an international marketing services company. In 1981, Mr. Elgin co-founded ElginSyferd Inc., and served in various executive capacities until it was acquired by DDB Worldwide in 1994. Mr. Elgin holds a Bachelors of Arts from the University of Washington in Seattle, Washington.

SECTION 7 - CORPORATE GOVERNANCE AND MAINTENANCE

Item 7.01.	Regulation FD Disclosure

On February 22, 2006, we issued a press release (the “Press Release”) in connection with the election of a director set forth in Item 5.02 above, a copy of which is attached hereto as Exhibit 99.1.

The information contained in the accompanying Press Release is being furnished pursuant to “Item 7.01 Regulation FD.” The information contained in the accompanying Press Release shall not be incorporated by reference into any filing of our company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in the Press Release attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Act.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

99.1	Press Release, dated February 22, 2006, announcing the election of Ron Elgin to the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Impart Media Group, Inc.

Date: February 28, 2006	By:	/s/Joseph Martinez
Joseph Martinez
Chief Financial Officer

EXHBIT INDEX

Number	Documents

99.1	Press Release, dated February 22, 2006, announcing the election of Ron Elgin to the board of directors.